Exhibit 99.1

China HGS Appoints Samuel Shen as Chief Financial Officer

HANZHONG, China, May 29, 2012 /PRNewswire-Asia/ -- China HGS Real Estate Inc. (HGSH) ("China HGS" or "the Company"), one of the largest residential and commercial property developers in China's southern Shaanxi Province, today announced the appointment of Wei ("Samuel") Shen as its Chief Financial Officer, effective May 29, 2012.

Samuel Shen has been a Vice President of Finance for the Company since November 2011. From September 2011 to his appointment, Mr. Shen was Managing Director at Bluehill Investment Advisory Group, a North American and People's Republic of China based consulting firm, where he helped several U.S.- and Canadian-listed Chinese companies with financial reporting, internal control implementation, and SOX compliance training. From 2006 to 2011, Mr. Shen was an Audit Assurance Manager at MSCM LLP in Toronto, where he managed audit engagements for U.S. and Canadian public companies in real estate, health care, manufacturing, and IT industries. Mr. Shen is fluent in English and Chinese.

Mr. Shen holds a Master of Management and Accounting from the Rotman School of Management, University of Toronto. He has reporting experience under IFRS, U.S. and Canadian GAAP and holds both Chartered Accountant Canada and Certified Public Accountant designations.

"I am very pleased that Samuel accepts the appointment as the Chief Financial Officer and joins our management team. As a young public company in the U.S. capital market, we are in need of talent such as Samuel. We believe that Samuel's previous experience working with established U.S.-listed Chinese companies will help the Company in further strengthening our corporate governance and internal controls," said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS. "We also expect Samuel to be an effective liaison between the Company and our shareholders and help our investors to gain a better understanding of the Company. We believe that Samuel will be a valuable addition to our leadership team as we execute our business strategies and create value for shareholders."

About China HGS Real Estate Inc:

China HGS Real Estate Inc., through its wholly owned subsidiary, Shaanxi Guangsha Investment and Development Group Co., Ltd., has specialized since 1995 in real estate development in China's third-tier and fourth-tier cities. The Company's real estate properties include multi-layer, sub-high-rise, and high-rise apartment buildings. The Company possesses the national Grade-I real estate qualification and was ranked as the No. 1 property developer in Hanzhong, Shaanxi Province in terms of market share in 2007, 2008, 2009, 2010, and 2011.

Forward-looking Statements:

This press release contains certain statements that may include 'forward-looking statements'. All statements other than statements of historical fact included herein are 'forward-looking statements'. These forward looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Company Contact:
Mr. Randy Xiong, Deputy GM
E-mail: xr968@163.net
Tel:  +86 (91) 6262 2612

Investor Relations Contact:
Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com